As filed with the Securities and Exchange Commission on February 5, 2008.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SPRING CREEK ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)
Cayman Islands	39-2064705
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

10F Room #1005, Fortune Int’l Building
No. 17, North DaLiuSha Road
Hai Dian District, Beijing 100081
People’s Republic of China

(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-147284

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(Title of Class)

Ordinary Shares, $.001 par value
(Title of Class)

Ordinary Share Purchase Warrants
(Title of Class)

Item 1.       Description of Registrant's Securities to be Registered.

A description of the units, ordinary shares and ordinary share purchase warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147284) filed with the Securities and Exchange Commission on November 11, 2007, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.       Exhibits.

Exhibit No.	Description
3.1*	Certificate of Incorporation.
3.2*	Memorandum and Articles of Association.
3.3*	Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Ordinary Share Certificate.
4.3*	Specimen Warrant Certificate
4.5*	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
10.6*	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.

*       Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPRING CREEK ACQUISITION CORP.

Date: February 5, 2008	By:	/s/ Diana Chia-Huei Liu
Name: Diana Chia-Huei Liu
Title: President